Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lapis Technologies, Inc.
70 Kinderkamack Road
Emerson, NJ  07630

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated March 23, 2012, relating to the consolidated financial statements of Lapis Technologies, Inc. for the years ended December 31, 2011 and 2010, which appear in such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Paritz & Company, P.A.
Hackensack, New Jersey
December  13, 2012